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                                                                    EXHIBIT 23.0

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Digital Sound Corporation of our report dated January 25, 1997, included in the 1996 Annual Report to Shareholders of Digital Sound Corporation.

    Our audits also included the financial statement schedule of Digital Sound Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-09755, Form S-8 No. 33-35019, Form S-8 No. 33-
  42184, Form S-8 No. 33-50376, Form S-8 No. 33-67000 and Form S-8 No. 84730)
  pertaining to the 1983 Employee Stock Option Plan, the Directors' Stock Option Plan and the Employee Stock Purchase Plan of Digital Sound Corporation or our report dated January 25, 1997, with respect to the financial statements and schedule of Digital Sound Corporation included and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

  By /s/ Ernst & Young L.L.P.
  Ernst & Young L.L.P.